POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby authorizes Richard F. Gilbody of Exa Corporation, a Delaware corporation (the "Company"), and John D. Patterson, Jr., Robert W. Sweet, Jr. and Daniel S. Clevenger of Foley Hoag LLP, each acting singly, to execute for and on behalf of the undersigned, in the undersigned's capacity as a director or executive officer of the Company, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do personally present, with full power of substitution, resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney's-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney revokes the authority of any person named in any prior power of attorney relating to the undersigned's filing obligations pursuant to
Section 16(a) of the Securities Exchange Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of January, 2016.

                                            /s/ Stephen A. Remondi
                                            --------------------------------
                                            Stephen A. Remondi